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                                                                  EXHIBIT 10.8.1

                              EMPLOYMENT AGREEMENT

This Employment Agreement is entered into as of April 3, 2000 by and between HCC Industries Inc., a Delaware corporation (the "COMPANY") and Christopher H. Bateman ("EMPLOYEE"). The parties agree as follows. The capitalized terms on EXHIBIT A have the meanings respectively assigned to them, which apply equally to the singular and plural forms of the terms.

                                 1. EMPLOYMENT

1.1 TERM. The Company agrees to employ Employee for the Term, and Employee accepts such employment.
1.2       TITLE; REPORTING; POLICIES.
          1.2.1 TITLE; DUTIES. Employee will serve as Vice President and Chief Financial Officer of the Company. Employee will faithfully perform the duties of Employee's office to the best of Employee's ability. Employee will have such duties and responsibilities as are generally consistent with such position in a company of comparable present and projected size. Employee will also serve without additional compensation in such executive capacities for one or more direct or indirect subsidiaries of the Company as the Board, from time to time, requests. Employee will also, subject to Employee's election as such, serve as a member of any committee of the Board to which Employee may be elected or appointed.

          1.2.2 REPORTING. Employee will report directly to the Chief Executive Officer of the Company and will be subject to the direction of the Board and to such limits on Employee's authority as the Board from time to time imposes.


          1.2.3 POLICIES. Employee will be subject to and comply with the policies, standards and procedures generally applicable to senior executives of the Company from time to time.

1.3       PLACE; TRAVEL.

          1.3.1 PLACE OF EMPLOYMENT. Employee will be based at the Company's principal executive offices in Los Angeles, California.

          1.3.2 TRAVEL. Employee will be expected to engage in periodic travel as is required for the proper discharge of Employee's duties.

1.4 EXCLUSIVE; OUTSIDE ACTIVITIES. Employee will devote full and exclusive business time to the Company. The foregoing will not prohibit Employee from: (a) passive ownership of real or personal property; (b) owning less than 5% of any class of securities of a corporation that is publicly held; (c) owning any class of securities of or being a partner in any other corporation or business not competing directly or indirectly with the Company or providing goods or services to the Company if, in each case, (x) interests are held for investment, (y) Employee does not become involved in active management of an operating business, and (z) such ownership or management does not materially interfere with the performance of Employee's duties. Employee may also hold directorships or similar positions with nonprofit, charitable, community or other similar organizations, so long as such activities do not materially interfere with the performance of Employee's duties. Any other directorships or similar positions must be approved by the Board, which approval will not be unreasonably withheld.

                          2. COMPENSATION AND BENEFITS

2.1. BASE SALARY. Employee will be paid the Base Salary during the Term in accordance with the Company's policies.


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2.2.      CASH BONUSES. To the extent made available to other executives of similar position, and at a level as determined at the sole discretion of the Board of Directors, Employee will participate in Company sponsored Cash Bonus programs.
2.3. BENEFIT PLANS. During the Term, Employee will be entitled to participate in Benefit Programs substantially similar to the Benefit Programs in which Employee participates on the date hereof.

2.4. EXPENSES. The Company will pay or reimburse Employee for reasonable travel, entertainment or other expenses Employee incurs on behalf of the Company in connection with the performance of Employee's duties in accordance with Company policy existing at the time the expense was incurred. Any such expenses must be either specifically authorized by the Company or incurred in accordance with Company policies. Employee must furnish the Company with evidence relating to such expenses, as the Company requires substantiating such expenses for tax and accounting purposes.

2.5. CAR. The Company will provide a car or reimburse Employee for car expenses in the amount of $750 / month and will provide maintenance and insurance in each case, in a manner consistent with present practice of the Company.

2.6. D&O INSURANCE. The Company will furnish Employee with the same Directors' and Officers' liability insurance furnished to other executive officers from time to time, and use reasonable efforts to name Employee as a named insured for four (4) years after the Term ends.

2.7. VACATION. Employee will be entitled to paid vacation in accordance with the Company's policies applicable to other executive officers of the Company. Such vacation will be taken at such time each year as may be mutually agreed upon by the Company and Employee.

2.8. INDEMNITY. To the fullest extent permitted by applicable law, as from time to time in effect, the Company will indemnify Employee and hold Employee harmless for any acts or decisions made in good faith in performing services for the Company. If Employee is a party to a definitive indemnification agreement with the Company, the foregoing sentence will not be applicable.

2.9. SECTION 162 (m) OF THE CODE. Notwithstanding anything to the contrary in this Agreement, any payment under this Agreement that is not deductible because of Section 162 (m) of the Code will not be paid until the first day that it is deductible. Any such deferred payment will bear interest at the short term federal rate determined under the Code.

                                 3. TERMINATION

3.1. BY COMPANY. The compensation and other benefits provided to Employee under this Agreement, and the employment of Employee by the Company, can be terminated prior to the expiration of the Term only as set forth in this Section 3.1 and only in accordance with Section 3.4, Effect of Termination.
          3.1.1. DEATH. All payments and benefits under this Agreement will terminate upon Employee's death, except as set forth in
                    Section 3.4.1.

          3.1.2. UNAVAILABILITY. Employee's employment will terminate upon the date as of which Employee is Unavailable, and upon notice by the Company. All payments and benefits under this Agreement will terminate, except as set forth in Section 3.4.1.

          3.1.3. GOOD CAUSE. Employee's employment will terminate upon a determination that there is Good Cause for such termination. All payments and benefits under this Agreement will terminate, except as set forth in Section 3.4.1.

          3.1.4. WITHOUT GOOD CAUSE. The Board has the right to terminate Employee's employment at any time, with or without Good Cause. All payments and benefits under this Agreement will terminate, except as set forth in Section 3.4.2.


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3.2.      BY EMPLOYEE. Employee can terminate employment under this Agreement for Constructive Termination or if Employee has established Good Reason under the terms of this Agreement. All payments and benefits under this Agreement will terminate, except as set forth in Section 3.4.2.

3.3. NOTICE OF TERMINATION. Any termination by the Company for Good Cause or Unavailability, or by Employee for Good Reason or Constructive Termination, will be communicated by Notice of Termination to the other party hereto. A "NOTICE OF TERMINATION" will (a) indicate the specific termination provision in this Agreement relied upon, (b) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under such provisions and (c) if the Date of Termination is other than the date of receipt of such notice, specify the termination date (which if the Notice of Termination is being set forth by the Company, unless due to Good Cause, Death or Unavailability, the date shall not be less than 180 days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Good Cause will not waive any right of Employee or the Company hereunder or preclude Employee or the Company from asserting such fact or circumstance in enforcing Employee's or the Company's rights hereunder.

3.4.      EFFECT OF TERMINATION.

          3.4.1. DEATH; UNAVAILABILITY; GOOD CAUSE; OR TERMINATION BY EMPLOYEE WITHOUT GOOD REASON. If during the Term Employee dies, becomes Unavailable, is terminated for Good Cause, or resigns without Good Reason, the company will pay to Employee (or Employee's estate) the sum of Employee's Base Salary and, in the case of Employee's Termination on account of Employee's death or Unavailability, Earned and Unpaid Bonuses, to which Employee was entitled through the Date of Termination and any other previously earned but unpaid compensation (excluding accrued bonuses other than, in the case of Death or Unavailability, Earned and Unpaid Bonuses) under this Agreement, in each case to the extent not previously paid (the "ACCRUED OBLIGATIONS"). The Accrued Obligations will be paid in a lump sum in cash within thirty
                    (30) days after the Date of Termination. If employment is terminated due to Disability, Employee will, while Disabled, continue to participate in any insurance programs that are part of the Benefit Programs to the extent that such continued participation is possible under their terms. All accruals or vesting of benefits will terminate as of the Date of Termination.

          3.4.2. WITHOUT GOOD CAUSE, CONSTRUCTIVE TERMINATION OR FOR GOOD REASON. If during the Term Employee's employment is terminated by the Company for any reason, other than Employee's death, Unavailability or Good Cause, or by the Employee for Constructive Termination or for Good Reason, the Company will pay to Employee the Base Salary and any Earned and Unpaid Bonuses to which Employee would have been entitled for the remainder of the Term. Employee will also be entitled to continue to participate in any of the Benefit Programs, as though Employee remained an employee, for such period. Such amounts will be paid or provided to Employee at such times and in such manner as they would have been paid or provided if no such termination had occurred. If Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein will be secondary to those provided under such other plan during such applicable period of eligibility.

          3.4.3. WAIVER. If Employee elects to receive the payments, and accepts the payments, set forth in this Section 3.4, Employee agrees that such payments will constitute Employee's sole and exclusive right and entitlement in connection with Employee's employment by the Company and the termination of such employment and any and all matters related to or arising in connection with such employment. Employee's acceptance of such amounts will release the Company and its affiliated entities (including, but not limited to, all directors, officers, employees and agents) from any claims that Employee might otherwise have or assert in connection with such matters. In addition, the Company is entitled to condition such payment on Employee's execution of a normal release. If Employee desires to pursue or enforce any


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                    such rights, entitlements or remedies that would otherwise be waived and released, then Employee must refuse the payments provided for in Section 3.4 in their entirety. If Employee accepts such payments, Employee will be deemed to have agreed to the foregoing exclusivity of rights and waiver of claims.

          3.4.4. MITIGATION. Employee shall have no obligation to seek or accept employment elsewhere after any termination under this Agreement pursuant to Section 3.4.2. Additionally, if Employee accepts employment elsewhere after any termination under this Agreement pursuant to Section 3.4.2, the Company will have no right to offset any amounts paid to Employee from such other employment during the remaining term hereof, including, but not limited to, any benefits to which Employee is entitled under the other company's benefit plans and programs.

          3.4.5. EFFECT ON BENEFIT PROGRAMS. The termination of this Agreement will not affect any vested rights that Employee may have at the Date of Termination under any Benefit Program.

          3.4.6. COOPERATION. Following termination of employment with the Company for any reason, Employee will cooperate with the Company for the longer period of either 90 days or for the period of time that the Employee is receiving benefits, as reasonably requested by the Company, to effect a transition of Employee's responsibilities and to ensure that the Company is aware of all matters being handled by Employee.

          3.4.7. CONTINGENT BONUS PLAN BENEFITS. Notwithstanding Section 6.3 of the Contingent Bonus Plan of the Company, if this Agreement is terminated by the Company under Sections 3.1.1, 3.1.2, or 3.1.4, by the Employee under Section 3.2 or by the Employee providing a six month notice of non-renewal of this Agreement, the Employee's vested benefits, if any, under the Contingent Bonus Plan shall not terminate. Such benefits will be paid to the Employee on March 28, 2001 for the Bonus Units granted from Bonus Amount A and April 3, 2002 for the Bonus Units granted from Bonus Amount B, all as defined in the Contingent Bonus Plan of the Company.

                              4. OTHER AGREEMENTS

4.1.      CONFIDENTIAL INFORMATION, ETC.

          4.1.1. CONFIDENTIAL INFORMATION. Employee will hold all Confidential Information in a fiduciary capacity for the benefit of the Company. After termination of Employee's employment, Employee will not, without the prior written consent of the Company or as may otherwise be required by court order, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it. Employee acknowledges that Employee has reviewed and signed the Property Rights and Confidentiality Agreement attached hereto as EXHIBIT B and agrees that Employee's current signature on that Agreement acknowledges his or her receipt thereof.

          4.1.2. CLIENTS; EMPLOYEES. During the Term and afterwards for a period of six (6) months, Employee will not (a) solicit customers, suppliers or clients of the Company to reduce or discontinue their business with the Company or to engage in business with any competing entity or (b) attempt to induce any employee of the Company to leave such employment.

          4.1.3. PUBLICATIONS. If Employee desires to publish the results of Employee's work for or experiences with the Company through literature, interviews or speeches, Employee will submit requests for such interviews or such literature or speeches to the Chief Executive Officer at least five (5) days before any dissemination of such information for a determination of whether such disclosure is in the best interests of the Company. Employee will not publish, disclose or otherwise disseminate such information without the prior written approval of the Company.

          4.1.4. DOCUMENTS. On the Date of Termination, Employee shall deliver to the Company and not keep or deliver to anyone else any and all notes, notebooks, memoranda, documents, regardless of whether such materials are in hard copy form or on computer disks and, in general, any and all material, relating to the Company's business. Employee shall not retain any such materials without prior written approval by the Company.


4.2.      WORK PRODUCT.

          4.2.1 OWNERSHIP OF WORK PRODUCT. If Employee conceives of, discovers, invents or creates inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "WORK PRODUCT"), or receives information about business opportunities for the Company, unless Company otherwise agrees in writing, all of the foregoing will be owned by and belong exclusively to Company and that Employee will have not personal interest therein, if they are either related in any manner to the business (commercial or experimental) of Company, or are, in the case of Work Product, conceived or made on Company's time or with the use of Company's facilities or materials, or, in the case of business opportunities, are presented to Employee for the possible interest or participation of Company. Employee will further, unless Company otherwise agrees in writing, (a) promptly disclose any such Work Product and business opportunities to Company; (b) assign to Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of Employee's inventorship or creation in any appropriate case. Employee will not assert any rights to any Work Product or business opportunity as having been made or acquired by Employee prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by Company in writing prior to the date thereof.

          4.2.2 NONASSIGNABLE SECTION 2870 INVENTIONS. In the event that Employee's employment is subject to the California Labor Code, except for Employee's obligations under Section 4.2.3. below, this Agreement does not apply to Work Product with qualifies as a nonassignable Work Product under Section 2870 of the California Labor Code ("Section 2870"). Employee acknowledges that Employee has reviewed the Employee-Owned Invention Notification attached hereto as EXHIBIT C and agrees that Employee's signature on that Notification acknowledges his or her receipt thereof.

          4.2.3 EMPLOYEE DISCLOSURE OBLIGATION. Employee shall, during the employment and for six months thereafter, promptly disclose to the Company fully and in writing all Work Product made, conceived or first reduced to practice by Employee, either alone or jointly with others, including, if Section 2870 applies to Employee, any Work Product that Employee believes fully qualifies for protection under Section 2870, together with all evidence, in writing, necessary to substantiate that belief. In addition, Employee will disclose to the Company all patent applications filed by Employee or on Employee's behalf within a year after termination of the employment. The Company will maintain such information in confidence and will not use for any purpose or disclose to third parties any such information without Employee's consent except to the extent necessary to exploit and enforce any proprietary or intellectual property right the Company may have in such disclosed information.

4.3. INSURANCE. The Company will have the right to take out life, health, accident, "Key-man" or other insurance covering Employee, in the name of the Company and at the Company's expense in any amount deemed appropriate by the Company. Employee will assist the Company in obtaining such insurance, including, but not limited to, submitting to any reasonably required medical examination. The Company will be the owner and beneficiary of any and all policies for such insurance.

4.4. ASSISTANCE IN LITIGATION, QUASI-LEGAL PROCEEDINGS, INCLUDING, EXTERNAL OR INTERNAL INVESTIGATIONS. Employee will furnish information, render assistance, advice and counsel to the

          Company at its request regarding any litigation, quasi-legal, proceeding, including, but not limited to, any external or internal investigation, matter, dispute or controversy with which the Company or any of its affiliates or in which any of them is, or may become involved and of which Employee has or may have reason to have knowledge, information or expertise. Such services will be without additional compensation if Employee is then employed by the Company or if the Employee is drawing on benefits after termination and for reasonable compensation and subject to Employee's reasonable availability if Employee is not. In any event, the Company will pay all of Employee's reasonable out-of-pocket expenses in connection therewith.

4.5. WITHHOLDING TAXES. To the extent required by the law in effect at the time any amounts under this Agreement are paid, the Company will withhold from such payments the taxes and other amounts required to be withheld by applicable law.

4.6. MEDICAL EXAMINATION. Employee will submit to and cooperate in, from time to time, such examinations as the Company reasonably requests to determine whether Employee is or continues to be able to perform the essential functions of his/her position.

                             5. DISPUTE RESOLUTION

5.1. DISPUTE RESOLUTION. Except as necessary for the Company to specifically enforce its rights under Sections 1.4, 4.1 and 4.2 of the Agreement or to obtain injunctive relief, the parties agree that any disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Employee's employment with the Company, the termination of that employment or any other dispute by and between the parties or their successors or assigns, will be submitted to binding arbitration in Los Angeles, California according to the Employment Dispute Resolution rules and procedures of the American Arbitration Association and California Code of Civil Procedure Section 1283.05. Each party will pay half of any costs associated with the arbitration. This arbitration obligation extends to any and all claims that may arise by and between the parties or their successors, assigns or affiliates, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the California or other State Constitutions, the United States Constitution, and applicable state and federal fair employment laws, federal equal employment opportunity laws, and federal and state labor statues and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, and the Age Discrimination in Employment Act of 1967.

5.2 RIGHTS AND REMEDIES UPON BREACH. If Employee breaches, or threatens to commit a breach of, any of the provisions of Sections 1.4, 4.1 and 4.2 of the Agreement (the "Restrictive Covenants"), the Company and its subsidiaries, affiliates, successors or assigns shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company or its subsidiaries, affiliates, successors or assigns at law or in equity:

          5.2.1 SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company or its subsidiaries, affiliates, successors or assigns and that money damages would not provide an adequate remedy to the Company or its subsidiaries, affiliates, successors or assigns;

          5.2.2 ACCOUNTING. The right and remedy to require Employee to account for and pay over to the Company or its subsidiaries, affiliates, successors or assigns, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by

                    Employee as a result of any transaction or activity constituting a breach of the Restrictive Covenants;
          5.2.3 SEVERABILITY OF COVENANTS. Employee acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions;


          5.2.4 BLUE-PENCILING. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable;

          5.2.5 ENFORCEABILITY IN JURISDICTION. Employee intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Employee that such determination not bar or in any way affect the Company's or its subsidiaries', affiliates', successors' or assigns' right to the relief provided above in the courts of any other jurisdiction within the geographic scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

5.3 PREVAILING PARTY. The prevailing party in any action relating to this Agreement will be entitled to recover, in addition to other appropriate relief, reasonable legal fees, costs and expenses incurred in such action.

5.4 SUCCESSOR. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                             6. GENERAL PROVISIONS

6.1. ASSIGNMENT. This Agreement is a personal contract, and the rights, interests and obligations of Employee under this Agreement may not be sold, transferred, assigned, pledged or hypothecated by Employee, except that this Agreement may be assigned by the Company to any corporation or other business entity that succeeds to all or substantially all of the business of the Company or any division or subunit thereof through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and that assumes the Company's obligations under this Agreement. The term and conditions of this Agreement will inure to the benefit of and be binding upon any successor to the business of the Company and Employee's heirs and legal representatives.

6.2. AMENDMENTS; WAIVERS. Amendments, waivers, demands, consents and approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

6.3. INTEGRATION. This Agreement is the entire agreement between the parties pertaining to its subject matter, and supersedes all prior agreements and understandings of the parties in connection with such subject matter.

6.4. INTERPRETATION; GOVERNING LAW. This Agreement is to be construed as a whole and in accordance with its fair meaning. This Agreement is to be interpreted in accordance with the laws of the State of California.

6.5. HEADINGS. Headings of Sections and subsections are for convenience only and are not a part of this Agreement.

6.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which constitute one agreement.

6.7. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of each party and such party's respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

6.8. EXPENSES. If the Employee seeks legal representation in connection with this Agreement, the Company shall reimburse the Employee for legal expenses in an amount not to exceed $1000.00.

6.9. REPRESENTATION BY COUNSEL; INTERPRETATION. The Employee acknowledges that he/she has had the opportunity to be represented by counsel in connection with this Agreement. Any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

6.10. TIME IS OF THE ESSENCE. Time is of the essence in the performance of each and every term, provision and covenant in this Agreement.

6.11. NOTICES. Any notice to be given hereunder must be in writing and delivered to the following addresses (or to another address as either shall designate in writing). Such notice will be effective (a) if given by telecopy or if confirmed by returned telecopy, (b) one Business Day after delivery through a generally recognized and reputable overnight courier or messenger for next day deliver, (c) if given by mail or any other means, when actually delivered to the address specified.

         IF TO THE COMPANY:                           IF TO EMPLOYEE:
         HCC Industries Inc.                          At Employee's most recent
         4232 Temple City Blvd.                       address on the books and
         Rosemead, California 91770                   records of the Company.
         Attention:  Chairman of the Board



The parties have signed this Agreement effective as of the date on page three.

                                              HCC INDUSTRIES INC.

                                              By:
                                                 -----------------------------

                                              Its:
                                                  ----------------------------

                                              EMPLOYEE

                                              --------------------------------
                                              Christopher H. Bateman

                                    EXHIBIT A

                                  DEFINED TERMS


"AGREEMENT" means this Employment Agreement, as amended from time to time.

"BASE SALARY" means the annual amount of $212,000. Base salary may be increased from time to time at the sole discretion of the Board of Directors. In no event will Base Salary be reduced.

"BENEFIT PROGRAMS" means programs such as group health, dental, life and disability, 401k and similar programs (but excluding bonus plans).

"BOARD" means the Company's Board of Directors as composed at the time, not including Employee.

"BUSINESS DAY" means any day except a Saturday, Sunday or other day national banks in the State of California are authorized or required by law to close.

"CHANGE OF CONTROL" means the occurrence of any of the following events:

        (a) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company or its subsidiaries (taken as a whole) to any Person or related group of Persons other than the Stockholders (all as defined in the Stockholders Agreement);

        (b) the merger or consolidation of the Company with or into another corporation, or the merger of another corporation into the Company, with the effect that Persons other than the Stockholders (and their Permitted Transferees (as defined in the Stockholders Agreement) or any "group" (as defined in the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended) of which any Stockholder or Permitted Transferees is a member) hold more than 50% of the total voting power on a fully diluted basis entitled to vote in the election of directors, managers or trustees of the surviving corporation of such merger or the corporation resulting from such consolidation; and

        (c) any other event which results in a Person or "group" other than the Stockholders (and their Permitted Transferees or any "group" of which any Stockholder or their Permitted Transferees is a member) holding, directly or indirectly, in the aggregate more than 50% of common stock to the issuance of all shares of common stock issuable (i) upon conversion of all convertible securities outstanding at such time and all convertible securities issuable upon the exercise of any warrants, options and other rights outstanding at such time, and (ii) upon exercise of all other warrants, options and other rights outstanding at such time.

"CHANGE OF STATUS" means any change in Employee's title, duties and responsibilities, or place of employment (beyond 25 miles of Employee's current place of employment).

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMON STOCK" means the Company's common stock, $0.10 par value.

"COMPANY" means HCC Industries Inc., a Delaware corporation, together with its subsidiaries.

"CONFIDENTIAL INFORMATION" means information not known by the trade generally or not reasonably available to a knowledgeable person in the trade, even though such information may have been disclosed to one or more third parties pursuant to consulting agreements, joint research agreements, or other agreements entered into by the Company and includes, but is not limited to, trade secrets, designs, plans, formulas, customer lists, lists of suppliers, and all other confidential and proprietary information.

"CONSTRUCTIVE TERMINATION" means that if there is a Change of Status or a Change of Control in the Company, which results in a Change of Status for the Employee and thus an effective termination, Employee may, at Employee's sole discretion, terminate as though he/she were terminating for Good Reason.

"CONTINGENT BONUS PLAN" means the Contingent Bonus Plan, dated February 14, 1997 between the Company and the Participants, as that term is defined therein.

"DATE OF TERMINATION" means:

        (a) the end of the Term, if Employee's employment has not terminated before then;

        (b) if Employee's employment is terminated by the Company for Good Cause, or by Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be;

        (c) if Employee's employment is terminated by reason of death or Unavailability, the date of death of Employee or the effective date, of the Unavailability, as the case may be; and

        (d) if Employee's employment is terminated by the Company other than for Good Cause, Death or Unavailability, or by the Employee for Good Reason or Constructive Termination, 180 days after the date on which the Company notifies Employee of such termination.

"DISABILITY" means the Employee's inability to substantially render to the Company the services required under this Agreement for more than 60 days out of any consecutive 120 day period because of mental or physical illness or incapacity, as determined in good faith by the Board.

"EARNED AND UNPAID BONUSES" means with respect to any date, bonuses which have been earned by Employee as of the end of the Company's fiscal year preceding such date but not paid to Employee.

"GOOD CAUSE" means a finding by the Board in good faith that Employee has

        (a) been engaged in an act or acts of dishonesty that were intended to and did result directly or indirectly in gain or personal enrichment to Employee at the expense of the Company;

        (b) failed to substantially perform Employee's duties hereunder (other than failure resulting from Employee's Unavailability due to Disability) persisting for a reasonable period following the delivery to Employee of written notice specifying the details of any alleged failure to perform, which failure has, at the sole discretion of the Company, resulted in material injury and damage to the Company;

        (c)     breached this Agreement in any material respect; or

        (d) been convicted of any felony offense or misdemeanor offense involving fraud, theft or dishonesty at any time.

An event specified in (b) or (c) above will not constitute "GOOD CAUSE" until the Board provides Employee with written notice of such event setting forth in reasonable detail the specifics of such event and such event has not been cured to the reasonable satisfaction of the Board, within thirty days of such notice (except upon the subsequent occurrence of a substantially similar event, in which case such second event will constitute "Good Cause" without any notice or cure period).

"GOOD REASON" means, other than an event also constituting Good Cause, the Company's material breach of this Agreement.

"STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated February 14, 1997 among the Company, Windward, Windward/Park, Windward/Merban,
Windward/Merchant, and the Management Stockholders as defined therein.

"TERM" means the period from the date hereof through 180 days after the Notice of Termination date in which the Employee is terminated for any reason other than Good Cause, Death, Unavailability or voluntary termination.

"UNAVAILABILITY" means Employee being unable to fully perform Employee's duties by reason of Disability or other incapacity, or by reason of any statute, law, ordinance, regulation, order, judgment or decree, except for an instance that would constitute Good Cause.

                                    EXHIBIT B

                  PROPERTY RIGHTS AND CONFIDENTIALITY AGREEMENT

In consideration of my employment and the compensation paid me by HCC Industries Inc., or any of its subsidiary companies (hereinafter collectively referred to as the "Company"), I hereby agree as follows:

1. CONFIDENTIALITY. I agree that for and during the entire term of my employment any of the following shall be considered and kept as the private and privileged records of the Company and will not be divulged to any person, firm, or institution except with the prior written authorization of the President of HCC:

        a) Sales and marketing: customer lists and files, price lists, forecasts, reports, data, research, orders, RFQ'S, and related information whether documented in hard copy form or in electronic files;

        b) Financial: financial reports, budgets, forecasts, operating analyses whether documented in hard copy form or in electronic files;

        c) Other: engineering processes and designs, drawings, trade secrets, purchasing data, quality levels and yields, and personnel files, whether documented in hard copy form or in electronic files.

Further, upon termination of my employment for any reason, I agree that I will continue to treat as private and privileged such information and will not release any such information to any person, firm or institution without prior written authorization of the President of HCC, and the Company shall be entitled to an injunction by any competent court to enjoin and restrain the authorized disclosure of such information.

2. OWNERSHIP OF EMPLOYEE'S INVENTIONS. All inventions, processes, procedures, systems, discoveries, designs, glass formulae, trade secrets and improvements conceived by me, alone or with others, during the term of my employment, that are within the scope of the Company's business operations or that relate to any of the Company's work or projects, are the exclusive property of the Company. I agree to assist the Company, at its expense, to obtain patents on any such patentable ideas, inventions, and other developments, and I agree to execute all documents necessary to obtain such patents in the name of the Company.

3. RETURN OF PROPERTY. Upon termination of my employment, regardless of how effected, I shall immediately turn over to the Company all of the Company's property, including, but not limited to, all items used by me in rendering services to the Company that may be in my possession or under my control, including, but not limited to, all notes, memoranda, notebooks, drawings, records, reports, software, electronic systems, computers, computer disks, paper files, electronic files and other documents in either hard copy form or electronic media (and all copies or reproductions of such material). I acknowledge that this material is the sole property of the Company.

4. MISCELLANEOUS.
        a) In the event I seek employment with any person, firm or other enterprise competitive with the Company, I will disclose this Agreement to them.
        b) I acknowledge that this Agreement is not in any way intended to create an Employment Contract, either expressed or implied.
        c) This Agreement is governed by and will be construed under the laws of the State of California.

                                         EMPLOYEE:
Dated:
      -----------------                  --------------------------
                              Employee's Signature


                              -------------------------
                              Employee's Name
                              HCC INDUSTRIES INC.:

Dated:                                   By:
      -----------------                     -----------------------

                                    EXHIBIT C

                      EMPLOYEE-OWNED INVENTION NOTIFICATION


This Employee-Owned Invention Notification ("Notification") is to inform Employee in accordance with Section 2872 of the California Labor Code that the Agreement between Employee and the Company does not require Employee to assign or offer to assign to the Company any invention that Employee developed or develops entirely on his or her own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

        1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

        2.      Result from any work performed by Employee for the Company.

To the extent a provision in the Agreement purports to require Employee to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of the State of California and is unenforceable.

This Notification does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

Employee acknowledges receipt of a copy of this Notification:


                                            By:
                                               ---------------------------
                                               (Printed Name of Employee)

                                            Date:
                                                 -------------------------



Witnessed By:

--------------------------------
(Printed Name of Representative)

Date:
     -----------------------------